SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
______________________

FORM SB-2
Registration Statement under the Securities Act of 1933
______________________

Commission File Number: 333-117114

GLOBAL INK SUPPLY COMPANY
(Exact Name of Issuer as Specified in Its Charter)

Delaware	4813	------
State of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

346 East 8th Street
North Vancouver, BC
Canada, V7L1Z3
(604)990-9924
(Address and Telephone Number of Issuer's Principal Executive Offices)

American Incorporators, LTD
Suite 606, 1220 North Market Street
Wilmington, DE 19801
(302) 421-5752
(Name, Address, and Telephone Number of Agent for Service)

Copies of all communications to:
Timothy S. Orr, Esq.
4328 West Hiawatha Drive, Suite 101
Spokane, WA 99208
Phone: (509) 462-2926, Fax: (509) 462-2929

Approximate date of proposed sale to the public: As soon as practical after the effective date of this Registration Statement.

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the Registration statement is expected to be made pursuant to Rule 434, please check the box. |_|

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Offering Price Per Share[1]	Proposed Aggregate Offering Price	Amount of Registration Fee

Common Stock	10,000,000	$ 0.02	$ 200,000	$ 25.34

Common Stock by Selling Security Shareholders[2]	2,100,000	$ 0.02	$ 42,000[3]	$ 5.32

[1]  The offering price has been arbitrarily determined by Global Ink Supply Company ("GISC") and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that the shares may be sold at this, or at any price.
[2]  The portion of the shares which are being offered by the selling shareholders has been calculated based upon Rule 457(c) under the Securities Act.
[3]  GISC will not receive any of the proceeds from the sale of common stock by selling security shareholders.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES
AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS
GLOBAL INK SUPPLY COMPANY
SHARES OF COMMON STOCK
NO MINIMUM TO 10,000,000 MAXIMUM BEING SOLD BY US TO THE PUBLIC
AND
GLOBAL INK SUPPLY COMPANY
SHARES OF COMMON STOCK
2,100,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING
SHAREHOLDERS

Prior to this offering, there has been no public trading market for the common stock.

GISC is registering up to 10,000,000 shares of common stock at an offering price of $0.02. The maximum amount to be raised is $200,000. There will be no underwriter or broker/dealer involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by GISC through its sole officer and director. There will be no minimum amount of shares sold and GISC will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by GISC will be placed into the corporate account and such funds shall be non-refundable to subscribers except as may be required by applicable law. GISC will pay all expenses incurred in this offering. The offering by the GISC will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so. Concurrently with GISC’s registration and offering of 10,000,000 common shares certain existing shareholders of the Company are selling 2,100,000 shares at an offering price of $0.02 per share for the duration of the offering, on a best efforts basis, no minimum, 2,100,000 shares maximum. There is no escrow account. The offering by the selling shareholders will be for a maximum period of 90 days from ___________________ and may be extended for an additional 90 days if the Company so chooses to do so. GISC does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________________.

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 8. PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Security and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Summary	6
Offering	7
Summary of Financial Information	8
Risk Factors	8
Forward-Looking Statements	14
Available Information	15
Use of Proceeds	15
Determination of Offering Price.	16
Selling Security Holders	16
Plan of Distribution	18
Legal Proceedings	19
Directors, Officers, Promoters, and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	21
Description of Securities	21
Interests of Named Experts and Counsel	23
Disclosure of Commission Position on Indemnification for Security Act Liabilities	24
Description of Business	24
Plan of Operation	31
Description of Property	34
Certain Relationships and Related Transactions	35
Market for Common Equity and Related Stockholder Matters	35
Executive Compensation	36
Changes in or Disagreements with Accountants Disclosure	36

Financial Statements	F1 - F8

Until ________, 2006, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

GLOBAL INK SUPPLY COMPANY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 8.

Corporate Background

Global Ink Supply Company (“GISC”) was organized on November 4, 2004. GISC has not generated any significant revenue to date and is a development stage corporation. GISC is in the beginning stages of developing an Internet e-commerce website that will provide a business platform for selling commonly utilized ink printer cartridges and toners to individuals and businesses globally.

GISC will not manufacture any of the ink printer cartridges or toners, but rather will attempt to contract with established manufacturers and/or distributors of the products and sell them through GISC’s proposed website. Currently GISC has no contract or agreement in place with any manufacturer or distributor of ink cartridges or toners.

GISC’s principal office is located at 346 East 8th Street, North Vancouver, BC, Canada, V7L1Z3 Phone - (604)990-9924.

As of May 31, 2006 GISC had raised $ 20,800 through the sale of common stock. There currently is $ 17,707 of cash on hand and in the corporate bank account. GISC currently has liabilities of $ 1,101 for expenses accrued during the start-up of the corporation. In addition, GISC anticipates the total costs associated with this offering will be approximately $11,000. As of the date of this prospectus we have not yet generated or realized any significant revenues from our business operations. Specifically, GISC has generated only one (1) sale (gross amount $9,200) of ink toners to one customer (net profit approximately of $2,000.) Please read the entire prospectus including the financial statements contained herein for more details regarding GISC’s financial condition.

The Offering

Securities being Offered by the Company and Selling Shareholders, Common Stock, par value $0.0001	Up to 12,100,000 shares of common stock. 2,100,000 common shares being offered by selling shareholders. 10,000,000 shares of common stock being offered by GISC.

Offering Price Per Share by GISC and Selling Shareholders	$0.02 per share for the duration of the offering.

Number of Shares Outstanding Before the Offering of Common Shares	7,100,000 common shares are currently issued and outstanding. 2,100,000 of the outstanding shares are to be sold under this Prospectus by existing security shareholders.

Number of Shares Outstanding After the Offering	17,100,000 common shares (if maximum is sold).

Minimum Number of Shares to be Sold in this Offering	None

Use of Proceeds
GISC will not receive any proceeds from the sale of the common stock by the selling shareholders. If all 10,000,000 common shares being offered by GISC are sold the total gross proceeds to GISC would be $200,000. The intended use of the proceeds from GISC's offering will be allocated towards developing it’s website expenditures estimated at $5,000. The total expenses associated with this offering; including the preparation of this registration statement has been estimated at $11,000

Offering Period
The shares are being offered for a period not to exceed 90 days from the date this Prospectus is effective with the Security and Exchange Commission, unless extended by the Company for an additional 90 days.

Terms of the Offering	The selling security shareholders will determine when and how they will sell the common stock offered in this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included in this prospectus.

Income Statement	For the period from November 4, 2004 (Inception) To May 31, 2006 (audited)
Revenues	$0
Net Income (Loss)	$(4,093)
Net Income (Loss) per Share	$(0.00)

Balance Sheet	As of May 31, 2006 (audited)
Total Assets	$17,808
Total Liabilities	$1,101

RISK FACTORS

Global Ink Supply Company considers the following to be material risks to an investor in relationship to the purchase of its common shares through this Offering.

Global Ink Supply Company should be viewed as a high-risk investment and speculative in nature. An investment in GISC's common stock may result in a complete loss in the amount invested.

THERE IS SUBSTANTIAL DOUBT ABOUT GISC'S ABILITY TO CONTINUE AS A GOING CONCERN

Our auditor’s report on our 2006 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing concern. Because our officer and director may be unable or unwilling to loan or advance any additional capital to GISC, therefore, you may be investing in a company that will not have the funds necessary to continue its operations. See “May 31, 2006 Audited Financial Statements.”

GISC HAS NO OPERATING HISTORY, THUS THE COMPANY CANNOT PREDICT WHETHER IT WILL BE SUCCESSFUL IN REMAINING AN ONGOING CONCERN

GISC is a development stage company that was only recently established in November of 2004. Although GISC has begun the process of setting up a web-site for sale of printer cartridges and toners it has not begun its initial revenue generating operations. There can be no assurance that GISC will ever reach a level of profitability. The revenue and income potential of GISC’s proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of the business.

GISC'S WEBSITE IS NOT YET DEVELOPED, THERFORE, THERE IS NO ASSURANCE THAT GISC’S ANTICIPATED BUSINESS WILL EVER GENERATE REVENUE

GISC faces multiple risks associated with the development of a new and speculative business. The Company is a development stage business with no products and has limited assets, $ 17,808 as of May 31, 2006. In addition, GISC will be subject to numerous risks, expenses, and difficulties typically encountered in the development of new business. There is no assurance that GISC’s anticipated business will ever be successful or profitable.

GISC’S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS WILL LIKELY FLUCTUATE SIGNIFICANTLY

If, and when, GISC begins operations, GISC expects significant fluctuations in future results of operation due to a variety of factors, many of which are outside of our control, including, but not limited to:

✓	Demand for and market acceptance of ink printer cartridges and toners;

✓	GISC's ability to expand its market share;

✓	Competitive factors that affect GISC's pricing structure;

✓	The variety and mix of products GISC sells;

✓	The timing and magnitude of capital expenditures, including costs relating to the start-up, marketing, and continued expansion of operations;

✓	Conditions specific to the ink printer cartridge and toner industry;

✓	Changes in generally accepted accounting policies, especially those related to the Internet sales; and

✓	New government regulation or legislation.

GISC IS A START-UP COMPANY WITH LIMITED FUNDS; THEREFORE IT MAY NOT BE CAPABLE OF DEVELOPING ITS PROPOSED BUSINESS INTO A REVENUE GENERATING OPERATION

GISC's ability to develop the business into a revenue generating operation will depend on a number of factors, which include the ability to:

✓	Provide ink printer cartridges and toners that are reliable, and cost effective;

✓	Effectively market the sale of ink printer cartridges and toners;

✓	Establish relationships with manufactures and distributors within the ink printer cartridge and toner industry that will allow GISC to sell products at a profit; and

✓	Hire and retain qualified personnel and effectively respond to competition.

If GISC is not successful in meeting these challenges and addressing the risks and uncertainties associated with operating a business with limited funds, GISC would fail and any investment made in the common stock would significantly decline in value or be completely lost.

GISC CURRENTLY HAS NO CUSTOMERS; IF THE COMPANY IS UNABLE TO GAIN CUSTOMERS OR DEVELOP A MARKET ACCEPTANCE IN A RELATIVELY SHORT PERIOD OF TIME THE COMPANY WILL FAIL

Selling ink printer cartridges and toners “on-line" is a relatively new and emerging market; there can be no assurance that customers will adopt GISC’s proposed business of selling these products through the Internet medium. Accordingly, GISC cannot accurately estimate the potential demand for the products GISC anticipates selling. GISC believes that the acceptance of ink printer cartridges and toners will depend on its ability to:

✓	Effectively market GISC's proposed website and provide competitive pricing of ink printer cartridges and toners that it anticipates selling;

✓	Provide high quality customer support and be able to attract and retain customers; and

✓	Have the financial ability to withstand downturns in the general economic conditions or conditions that would slow sales of generic printer cartridges and accessories

IF GISC’S PLAN TO SELL INK PRINTER CARTRIDGES AND TONERS TO CUSTOMERS THROUGH THE INTERNET IS NOT SUCCESSFUL, GISC WOULD NOT BE ABLE TO GENERATE REVENUE, AND AS A RESULT INVESTORS WOULD LOSE THEIR ENTIRE INVESTMENT

GISC plans to sell ink printer cartridges and toners directly consumers through its proposed Internet website. The ability to achieve revenue growth in the future will depend on the ability to develop and maintain an effective website that will attract customers, the ability to hire qualified sales and technical personnel, and offer new generic printing products. In addition, GISC is dependent on several factors relating to the Internet as a whole, including the relatively new and unproven nature the Internet as a medium is for commerce. Although sales over the Internet have continued to develop and grow over the past few years the Internet is a developing market and long-term acceptance of the Internet as a sales medium has not been statistically proven. Only recently have a few select companies shown a reasonable profit through Internet business sales and commerce; there can be no assurance that a trend towards profitability will continue or be sustained by GISC, of which would result in complete loss in its common share value.

CUSTOMER’S ORDERS MAY SUBSTANTIALLY VARY IN SIZE, MAKING IT DIFFICULT TO FORECAST QUARTERLY RESULTS AND CREATE FLUCTUATIONS IN FUTURE CASH FLOWS

GISC’s anticipated pricing structure for its proposed internet site will likely range from a few dollars to several thousand dollars. If customer orders are limited to lower end equipment or accessories, or on average to lower priced accessories, GISC may show losses during these times and may not be able to recoup the losses with future revenue. Due to these factors GISC's quarter-to-quarter comparisons of future operating results will not be a good indication of future performance.

IN THE FUTURE GISC WILL BE REQUIRED TO INCREASE ITS OPERATING EXPENSES IN ORDER TO GROW; ANY INCREASE OF EXPENSES MAY NOT BE OFFSET WITH REVENUE, WHICH WILL RESULT IN SIGNIFICANT LOSSES

GISC plans to increase operating expenses in order to bring about and support higher sales of ink cartridges and toners, which will result in losses that GISC may not be able to offset with revenues. Specifically, GISC plans to increase operating expenses to expand sales and marketing operations. If revenue falls below our expectations in any quarter and GISC is not able to quickly reduce spending in response, GISC’s operations will be adversely affected and may result in significant losses.

GISC WILL NEED ADDITIONAL CAPITAL, CURRENTLY ESTIMATED AT $150,000 TO $200,000, TO EXPAND ITS PROPOSED BUSINESS AND REMAIN AS A GOING CONCERN, WITHOUT WHICH, THE COMPANY WOULD FAIL

As of May, 31 2006 the Company had $ 17,808 of cash on hand and available. GISC anticipates expenses of approximately $11,000 relating to this offering.

The remaining proceeds after the expenses relating to this offering have been estimated at approximately $10,200. This estimated capital will be expended on continuing the development of the website (estimated at $4,500) and administrative/miscellaneous expenses ($5,700). The future expansion of the business, beyond the initial development stages, as described above will require significant capital to fund anticipated operating losses, working capital needs, marketing, and capital expenditures, estimated at $150,000 -$200,000. (See “Use of Proceeds” herein.)

Although, management believes during the next twelve months, GISC will be able to meet its cash requirements, there can be no assurance GISC will be successful in raising future proceeds or that its proposed business will be able to generate a level of revenue that can sustain the growth and expansion of the business. Any shortfall of capital, whether an inability to raise funds or generate revenue, would adversely impact the progress and development of the business.

Future equity or debt financing may not be available to GISC on favorable terms, or perhaps may not be available at all. Borrowing instruments such as credit facilities and lease agreements will likely have restrictions on lending money to a start-up company with little or no assets, such as GISC. GISC's inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which would cause the business and prospects to suffer.

GISC WILL ENCOUNTER INTENSE COMPETITION, WHICH COULD LEAD TO GREATER EXPENSES IN ESTABLISHING A POSITION WITHIN THE MARKETPLACE; IF THE COMPANY IS UNABLE TO MEET THE DEMAND OF THESE EXPENSES THE BUSINESS WOULD FAIL

GISC will face intense competition from other businesses that sell and distribute ink printer cartridges and toners, including but not limited to Internet distributors and companies with store front sales of printing products. The competitors will have longer operating histories, greater brand name recognition, and larger installed customer bases. Competition will pose the following hurdles to the success of GISC:

✓
The established competition will have significantly more financial resources, R&D facilities, and marketing experience than those of GISC. The competition may create future developments that will render the Company's proposed business plan obsolete;

✓
GISC also expects to face competition from new entrants into its targeted industry segment. The Company anticipates that demand for ink cartridges and toners will continue to grow. As this occurs, GISC expects competition to become more intense and there can be no guarantee the Company will be able to remain competitive with new entries into the market;

✓
GISC will likely need to obtain and maintain certain technical, trademark, and patent advantages over its competitors. Maintaining such advantages will require a continued high level of investment by the GISC in R&D, marketing, sales, and customer support;

✓
There can be no assurance that GISC will have sufficient resources to maintain its R&D, marketing, sales, and customer support efforts on a competitive basis, or that the Company will be able to make the technological advances necessary to maintain a competitive advantage with respect to its products; and

✓	Increased competition could result in price reductions, fewer product orders, and reduced operating margins, any of which could materially and adversely affect the Company's business.

GISC IS DEPENDENT ON KEY PERSONNEL AND ANY TURNOVER COULD SERIOUSLY IMPEDE THE SUCCESS OF THE BUSINESS

GISC success and execution of its business strategy will depend significantly upon the continuing contributions of, and on its ability to attract, train, and retain qualified personnel. In this regard, the Company is particularly dependent upon the services of David Wolstenholme, its President and Director. GISC does not have an employment agreement with its sole officer or director, and as a result there is no assurance that David Wolstenholme will continue to manage GISC in the future. The loss of the services of its Officer, or in the future any key employees would have a material adverse impact on the further development of GISC's business.

THE OFFICER AND DIRECTOR, DAVID WOLSTENHOLME, IS EMPLOYED ELSEWHERE; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN HIS CURRENT PRIORITIES AND GLOBAL INK SUPPLY COMPANY, WHICH COULD JEAPARDIZE FUTURE OPERATIONS

Mr. Wolstenholme, the Officer/Director, is currently employed elsewhere. Mr. Wolstenholme anticipates devoting a minimum of twelve to fifteen hours per month to the furtherance of the business over the next twelve months. This minimum amount of hours dedicated to the furtherance of GISC may not be enough and therefore have a negative impact upon the growth of the business because on occasion more than fifteen hours may need to be spent on issues pertaining to GISC and are not, due to other employment obligations currently held by Mr. Wolstenholme.

THE LIMITED EXPERIENCE OF GISC’S CURRENT MANAGEMENT COULD HINDER OPERATIONS AND THEREFORE LIMIT ANY POTENTIAL PROFITABILITY OF THE COMPANY

Current management of GISC has had limited experience in the start-up and development of a new business. In consideration of management’s other employment obligations and the minimal experience of operating a new business there are potential conflicts of interest in his acting as officer and directors of the Company.

GISC CURRENTLY HAS ONE DIRECTOR, DAVID WOLSTENHOLME, WHO HAS SIGNIFICANT CONTROL ON ALL MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL WHICH COULD RESULT IN CORPORATE DECISIONS THAT NEGATIVELY IMPACT OTHER SHAREHOLDERS

Currently, David Wolstenholme owns 70% of GISC’s issued and outstanding common stock. As a result, he has significant control on the outcome of all matters submitted to a vote by stockholders, which may include the election of directors, amendments to the certificate of incorporation, and approval of significant corporate transactions.

NO DIVIDEND IS PAID BY GLOBAL INK SUPPLY COMPANY TO ITS HOLDERS OF COMMON SHARES AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK

GISC has not paid any cash or other dividends on its Common Stock and does not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in GISC in the future.

INVESTORS WILL PAY MORE FOR GISC'S COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY’S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

The arbitrary offering price of $0.02 per common share as determined herein, is substantially higher than the net tangible book value per share of GISC’s common stock. GISC’s assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

GISC HAS NO PUBLIC MARKET FOR ITS STOCK AND THERE IS NO ASSURANCE ONE WILL EVER DEVELOP; IF A MARKET DOES NOT DEVELOP SHAREHOLDERS MAY NOT BE ABLE TO EVER SELL THEIR SHARES RESULTING IN A COMPLETE LOSS OF THEIR INVESTMENT

There is no public market for GISC’s shares of common stock. Selling shareholders will be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. As such shareholders may not be able to find buyers of the common shares resulting in a complete loss of their investment.

VIRTUALLY ALL OF GISC’S SHAREHOLDERS WILL BE SELLING ALL OF THEIR SHARES, WHICH COULD NEGATIVELY IMPACT THE SHARE PRICE

The selling shareholders may sell or attempt to sell all of their shares being registered herein; as a result, the price of the stock may fall. GISC has a limited number of shares issued and outstanding. Sale of any significant amount of shares into the market would depress the share price and the share price may not appreciate thereafter.

FORWARD-LOOKING STATEMENTS

Most of the matters discussed within this Registration Statement include forward-looking statements on GISC’s current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on the Company’s current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Actual results and events may vary significantly from those discussed in the forward-looking statements.

These forward-looking statements may include, among other things:

✓	Obtaining and expanding market acceptance of the products GISC offers through its proposed Internet website;

✓	Forecasting the acceptance and sales of commonly used ink printer cartridges and toners through the Internet medium; and

✓	Competition and competitive influences within GISC’s proposed market.

These forward-looking statements are made as of the date of this Prospectus; Global Ink Supply Company assumes no obligation to explain the reason why actual results may differ because of the highly speculative nature of GISC’s proposed business strategy. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this Prospectus might not occur.

AVAILABLE INFORMATION

GISC filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Global Ink Supply Company and the securities in this offering, GISC refers you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

As of the effective date of this prospectus, GISC has become subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, GISC will be required to file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website located at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission.

Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Global Ink Supply Company, 346 East 8th Street, North Vancouver BC, V7L1Z3 Canada

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company.

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$50,000	$100,000	$150,000	$200,000
Less: Offering Expenses
-Legal& Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	12,000	35,000	54,900	75,150
-Marketing	18,000	42,000	67,100	91,850
Total	$30,000	$77,000	$122,000	$167,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/ Mail/Office	7,000	10,000	15,000	20,000
Total	$9,500	$12,500	$17,500	$22,500
Totals	$50,000	$100,000	$150,000	$200,000

Investors must be aware that the above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

Currently, there is no established public market for our common shares. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by GISC in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	Our lack of operating history;
*	Proceeds to be raised by this offering;
*	The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders; and
*	Our cash requirements.

In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price considered for the shares.

SELLING SECURITY HOLDERS

The following table sets forth information as of August 31, 2006 with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock AND are selling their shares in the concurrent offering.

NOTE: Our sole office and director, David Wolstenholme, as of the date of this Prospectus owns 5,000,000 common shares, which are subject to Rule 144 restrictions.

Selling shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. To date, there have been no steps taken to list GISC’s common stock on any public exchange for listing.

The percentages determined in these calculations are based upon 7,100,000 of our common shares issued and outstanding as of the date of this Prospectus. The table set forth below shows the number of shares and percentage before and after the public offering.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth the beneficial ownership of the shares held by each person who is a selling security holder and by all selling security holders as a group.

Name of Selling Security Holder	Shares Owned Prior to This Offering	Percentage Owned Prior to This Offering	Total of Shares Offered For Sale	Total Shares After Offering	Percentage Owned After Offering

Haining Yang	350,000	4.9%	350,000	0	0.0%
Susan Buch,	350,000	4.9%	350,000	0	0.0%
Sharon Proudfoot	350,000	4.9%	350,000	0	0.0%
Tony Tanti,	350,000	4.9%	350,000	0	0.0%
Brian LeMaire	350,000	4.9%	350,000	0	0.0%
Michelle Morrison	350,000	4.9%	350,000	0	0.0%
Selling Security Holders as a Group	2,100,000	29.4%	2,100,000	0	0.0%

The shares were acquired in June of 2005 by non-U.S. citizens; we issued 2,100,000 common shares for total consideration of $16,800, which was accounted for as a purchase of common stock. The shares offered for sale were not registered under the 1933 Act, and were offered and sold in reliance upon the exemptions specified in Regulation S promulgated pursuant thereto.

Excluding the mentioned officer and director herein, to our knowledge, none of the selling shareholders:

1. Has had a material relationship with Global Ink Supply Company other than as a shareholder, as noted above at any time since inception, November 2004; or

2. Has ever been an officer or director of Global Ink Supply Company.

The selling security holders, as a group, are hereby registering 2,100,000 common shares, of which after the effective date of this registration statement, they may sell at any time.

In the event the selling security holders receive payment for the sale of their shares, GISC will not receive any of the proceeds from such sales. GISC is bearing all expenses in connection with the registration of the shares of the selling security holders.

PLAN OF DISTRIBUTION

General

We are offering 10,000,000 shares on a self-underwritten basis. The offering price has been set at $0.02 per share for the duration of the offering.

A group of selling shareholders is endeavoring to sell their shares of common stock at the same time and at the same price per share. Currently, the percentage of the total outstanding common stock being offered by the selling shareholders is approximately 29% based upon 7,100,000 of our common shares that are issued and outstanding as of the date of this Prospectus. GISC will not receive the proceeds from the sale of the shares by the selling security holders.

We will sell the shares only through David Wolstenholme, our president and a director. Mr. Wolstenholme will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/-dealer; and

4.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Wolstenholme is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our president and a director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Wolstenholme has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Wolstenholme is not selling any of his shares in this offering and has not sold any during the last twelve months.

Only after our prospectus is effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not use the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We confirm that we have not engaged and will not be engaging a finder in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	Execute and deliver a subscription agreement; and
2.	Deliver a check or certified funds to us for acceptance or rejection.

All checks or money orders for subscriptions must be made payable to "Global Ink Supply Co."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All moneys from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL PROCEEDINGS

GISC is not a party to or aware of any threatened litigation of a material nature.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with GISC upon completion of the offering.

Name	Age	Term Served	Title
David Wolstenholme	35	Since inception	President, Director and Chief Financial Officer

Mr. Wolstenholme may be deemed a “promoter” of GISC as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

There are no other persons nominated or chosen to become directors or executive officers, nor do we have any employees other than above mentioned officer and director. The By-laws of GISC require no less than one member on the board of directors and no more than ten.

GISC is a development stage corporation, and is not a successor of any predecessor company or business.

Officer and Director Background:

David Wolstenholme: Mr. Wolstenholme has been a technology entrepreneur for the past 12 years having been involved in the startup and growth of a number of firms. In 1994 he co-founded the first "flat rate" Internet provider in Canada. "Internet Direct" grew from an initial startup of 2 people with zero revenue to more than $10,000,000 in less than three years. The company was ultimately acquired and became the basis for publicly traded, Look Communications on the TSX. In 1997, Mr. Wolstenholme continued in the technology sector and raised in excess of $5,000,000 for another firm called MediaDepot which focused on web based file management. In 2000 he then joined another Canadian publicly traded firm, Appareo Software as the Chief Operating Officer. Both the Canadian and American components of Appareo Software were sold to US and Canadian interests with profitable shareholder returns. Education: Mr. Wolstenholme holds an Arts degree from Simon Fraser University with a major in Communications. He also is involved with a continuing education program from the Business School at Harvard University in "Launching New Ventures and Innovation in the Enterprise".

Currently GISC has no employees other than the current officer and director, David Wolstenholme, which may create potential conflicts of interest. The Officer anticipates devoting, at a, minimum twelve to fifteen hours per month to the furtherance of GISC over the next twelve months. However, there is no guarantee that we will be successful in developing the business as we are subject to the many risks described in this Registration Statement beginning on page 8.

Our director holds office until the next annual meeting of shareholders and the election and qualification of their successors. The next such meeting is scheduled for November 2006. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.

No executive Officer or Director of GISC has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive Officer or Director of GISC is the subject of any pending legal proceedings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as it relates to our named Director and executive Officer, and each person known to GISC to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name and Position	Shares	Percent	Security

David Wolstenholme
President and Director	5,000,000	70%	Common

Officers and Directors as a Group	5,000,000	70%	Common

David Wolstenholme address is 346 East 8th Street, North Vancouver, BC V7L1Z3 Canada

The above referenced common shares were paid for and issued in February 2005, for consideration of $0.0008 per share and total consideration of $4,000.

DESCRIPTION OF SECURITIES

The following statements set forth summaries of the material provisions of our Certificate of Incorporation and Bylaws, and are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws, which have been provided as Exhibits to this registration statement. The shares registered pursuant to the registration statement of which this prospectus is a part, are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

GISC’s Certificate of Incorporation authorizes the issuance of 25,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, there are 7,100,000 common shares issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the Shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution, or winding up of GISC, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of Common Stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of GISC’s articles of incorporation, which would require a vote by the board of directors and shareholders on such matter.

Preferred Stock

GISC has not authorized any Preferred Stock, but in the future reserves the right to do so at the discretion of the shareholders and the board of directors.

Options and Warrants

GISC does not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our Board of Directors may later determine to authorize options and warrants for GISC.

Dividend Policy

GISC has not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that GISC will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future are those restrictions imposed by State Laws.

Transfer Agent

Currently, GISC has not engaged the services of a Transfer Agent.

Additional Information Describing Stock

The above descriptions concerning the stock of GISC do not purport to be complete. Reference is made to GISC’s Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this registration statement is a part and which are available for inspection at GISC’s office.

If GISC can meet the qualifications, it intends to apply for quotation of its securities on the Pink sheets through its Pink Sheets' Electronic Quotation Service. This service is not an exchange, but a service in which market makers display real-time prices and potential liquidity of domestic equities, ADRs and foreign ordinaries. Pink Sheets offers a quotation service to companies that are unable to list their securities on the OTC Bulletin Board, NASDAQ, or an exchange. The requirements for listing on the Pink Sheets are considerably lower and less regulated than those of the OTC Bulletin Board, NASDAQ, or an exchange. Although this is an advantage for companies seeking to have their securities listed it is not an advantage to an investor as additional research and greater understanding of high risk investment is generally required to buy and sell shares listed on the Pink Sheets.

To qualify for quotation on the Pink Sheets, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. GISC intends to contact a registered broker-dealer for sponsorship of GISC’s common stock on the Pink Sheets within the next twelve months. The market maker will be required to file a Form 211 with the NASD OTC Compliance Unit. Pink Sheets quotes will only be permitted after a successful review by NASD Compliance. No assurance can be given that a broker-dealer will contract with GISC, or if so, that the NASD will approve our Form 211 and allow the securities to be listed for trading on the Pink Sheets. Reports to Shareholders: GISC plans to furnish to its shareholders annual reports containing audited financial statements, examined and reported upon, and with an opinion expressed by, an independent certified public accountant. GISC may issue other unaudited interim reports to its shareholders, as it deems appropriate. Selling shareholders will still be limited to selling the shares at $0.02 per share (set offering price per share pursuant to this prospectus) until the shares are quoted on the Over- The-Counter (OTC) Bulletin Board or an exchange.

Penny Stock Regulation

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Global Ink Supply Company for the period from inception on November 4, 2004 to May 31, 2005 included in this prospectus have been audited by, Kyle Tingle, CPA an independent certified public accountant, as indicated in his report, and are included in this Prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

The validity of the issuance of the common stock offered in this offering will be passed upon for Global Ink Supply Company by The Law Office of Timothy S. Orr, PLLC and is included in this prospectus.

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, Director, Officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officer are indemnified as provided by the Delaware Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

General

Global Ink Supply Company was incorporated on November 4, 2004 in the State of Delaware. GISC is a development stage company that plans to sell generic printer cartridges and other consumables directly to the commercial marketplace, individual consumers. The Company plans to develop and market an e-commerce enabled website which will attract prospective clientele and distribution partners. The Company’s mailing address is 346 East 8th Street, North Vancouver, BC Canada V7L 1Z3. The telephone number of our principal executive office is (604) 990-9924.

Overview - Ink Printer Cartridge and Toner Market

Management believes the ink printer cartridge and toner market is synonymous to the personal hygiene shaving products market. For example, a razor manufacturer’s primary profits come from the sale of replacement blades for the specific razor product; whereas printer manufacturers make their primary profit on ink and toner cartridge replacements for the specific printer they generally sell at very narrow profit margins. Generally replacement ink cartridges and toners are expensive no matter the manufacturer of the printer; as such management has identified a potential market opportunity to offer replacement cartridges and toners through the Internet medium at discount prices to the consumer.

Current market estimates put the consumables business at 90 percent of the more than $31 billion annual global printer market. With shipments of digital copiers and printers projected to reach 4.31 million units in 2006, management believes the installed base is swelling at a tremendous rate, thereby creating a potential huge and growing market for consumable ink printer cartridges and toners.

The ink printer cartridge and toner market is well established with two primary segments in the marketplace (corporate and individual consumer). Within those two markets there are two tiers of organizations, name brand and generic manufacturers. GISC plans to market generic products to both of these primary segments within the industry. Name-brand companies such as Hewlett Packard, Canon, Epson and others dominate the name brand marketplace sales of ink cartridges and toners. However, according to Lyra Research, in the past five years the share of generic/remanufactured printer cartridges in the cartridge market rose from 14% to 17%. Lyra expects the share of remanufactured printer cartridges to rise to 24% by 2008 and that by 2008, 24% of consumables will be generic. Based upon the current pricing structure within the name brand ink cartridges and toners management believes that the offering of inexpensive and reliable generic cartridges and toners will be increasingly popular. The Company plans to profit by selling generic printer cartridges and toners through its website (www.globalinksupply.com). Through the use of our proposed website and a targeted approach, GISC feels that an opportunity exists to create a sizeable business.

GISC has not incurred any significant research and development costs, and therefore does not expect to pass any such costs on to our prospective customers. At this time government approval is not necessary for our business, and GISC is unaware of any significant government regulations that may impact its proposed business within the e-commerce marketplace.

Internet Industry

The distribution of products over the Internet is one of the fastest growing business segments in the world. Management believes that with the proper marketing campaign, GISC’s e-commerce enabled website can develop into a profitable business selling generic ink printer cartridges and toners.

Marketing and Strategy

Target Market

While the market for generic ink printer cartridges and toners is large and competitive, management believes it has identified potential target market for its product offering. The primary target market identified is the individual consumer and businesses as well as membership bases of computer user groups and other associations globally.

Specifically, various computer user groups and associations in North America alone number in excess of 45,000 clubs with a combined membership base of more than 1,000,000 people. Lists of these members that can be easily targeted have been identified at (www.marketingsource.com.)

Management believes this group of individuals is ideal targets to not only purchase its products, but to successfully market its products for a variety of reasons:

1.
As members of a user group or association they are often provided attractive offers for their members. As such, the offer we are able to provide reliable and cost competitive printer cartridges and accessories;

2.	A large percentage have a need for the products since many are active computer users/owners and know other users/owners as well; and

3.	Association members and user group members by definition are happy to assist and inform other people (and not necessarily user group members) of valuable products and services.

Based upon these factors management believes that computer user groups and associations would be a valuable and cost effective method for the distribution and sales of generic ink cartridges and toners. Through this wholesale type approach, the user group members will be able to purchase bulk packages of cartridges and accessories that they can sell to both their friends and corporate contacts that they may have. In effect, becoming independent sales agents and creating a network of customers, of who if interested that can also become sales agents as well. This model has seen great success with companies such as Amway, Qixtar, Regal and others.

Furthermore, as part of the expansion plan, GISC has plans to develop a volume based, decreasing pricing model to incentive to customers who buy large wholesale amounts for resale to their network of friends and associates. Management believes by taking this approach it will minimize the costs associated with marketing, specifically expenses related to sales personnel.

Marketing

GISC is currently in the process of developing an Internet website with full electronic commerce capabilities and functionality to assist the network of independent sales agents. The website’s address is www.globalinksupply.com. GISC plans to market its website by developing a network of independent sales representatives, which will primarily be reliant upon “word of mouth” and referral dynamics of the user group and association members. GISC cannot provide any assurance that association membership marketing will be effective for its proposed business operations.

The Company anticipates directing initial marketing strategies towards development of a network of independent sales representatives. Some specific strategies include but are not limited to:

•	Distinctive Product Packaging;
•	Tiered costing models based on volume and purchase frequency; and
•	Prizes, additional compensation and other incentive programs for top salespeople

It is important to note that GISC has not yet fully developed its website and there can be no assurance that GISC will be able to implement any marketing campaigns and strategies successfully if and when the website becomes functional.

The Company also anticipates listing its website with search engines (target lists) in order to expose its site to individuals and business that may become potential customers for the Company as well as to individuals whom may be interested in becoming an affiliate sales representative for GISC.

In addition to targeted lists, management plans to utilize targeted e-mail announcements, industry forums and corporate blog with information about GISC products that can be sent to individual association members who have expressed an interest in receiving information regarding our generic printer cartridges and accessories. The advantage of this method is that individuals have voluntarily signed up to receive e-mail messages about specific topics and are thereby more likely to read them. Response rates ranging from 1% to 5% are expected with targeted e-mails. GISC plans to strive to maintain a clean corporate image by practicing proper “etiquette” when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true “spamming” from unwelcome sources, GISC plans to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through GISC proposed website.

Products

GISC does not manufacture or design any products. Rather GISC plans to distribute products via its proposed internet site and in turn develop a network of independent sales agents from user groups and associations to sell its ink printer cartridges and toners. The website itself will be structured to host a comprehensive catalog from which these individuals can research, place orders and talk with others about the various ink printer cartridges and toners.

GISC has secured the domain name www.globalinksupply.com and has begun to plan the initial development of its website. Investors must be aware that as of the date of this prospectus the website is not complete and is not capable of generating any revenues or acting as a tool for any affiliate sales agent.

If and when the offering as described herein is successful the Company plans to allocate the funds as follows depending upon the amount raised:

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold
Gross Proceeds from this Offering	$50,000	$100,000	$150,000	$200,000
Less: Offering Expenses
-Legal& Accounting	8,500	8,500	8,500	8,500
-SEC Filing Fees	1,000	1,000	1,000	1,000
Postage/Printing	1,500	1,500	1,500	1,500
Total	$11,000	$11,000	$11,000	$11,000
Less: Business Development
-Web Development	12,000	35,000	54,900	75,150
-Marketing	18,000	42,000	67,100	91,850
Total	$30,000	$77,000	$122,000	$167,000
Less: Admin. Expenses
-Corp. State Fees	500	500	500	500
-Transfer Agent	2,000	2,000	2,000	2,000
-Telephone/Printing/ Mail/Office	7,000	10,000	15,000	20,000
Total	$9,500	$12,500	$17,500	$22,500
Totals	$50,000	$100,000	$150,000	$200,000

Global Ink plans the completed website to have multiple product lines that the independent agents can readily navigate through and provide them with appropriate product information, sales support and service. Each of the product lines will display specific products such as cartridges for different printers and ink for different recycled cartridges.

Global Ink can make no guarantees or assurances that it will accomplish its goals within the dates specified. Moreover, management has no current plan to substitute any additional products or services except those described herein (generic printer cartridges and accessories). No guarantee or assurance can be made that GISC’s proposed business model will be effective in distributing these products.

The website will be designed to meet Global Inks’ strategy of providing a broad selection of generic printer cartridges and accessories from multiple manufactures and distributors giving independent agents the following benefits:

✓	Compelling Merchandise. A large selection of desirable products, within the generic printer cartridge and accessory industry.

✓
Competitive Pricing. By providing a broad selection of generic printer cartridges and accessories for bulk purchase, the site will provide interested parties with relevant information and competitive pricing. In order to maintain competitive pricing, Global Ink plans to monitor the competition’s pricing schemes and respond quickly to any changes by the competition by adjusting it’s pricing to be competitive within the marketplace. Global Ink will have to apportion time to accomplish this while attempting to keep costs of doing business at a minimum. There can be no assurance Global Ink will be able to maintain it goal of competitive pricing; if it fails to do so the proposed business would suffer materially.

✓
Business. With very little money and flexible terms, GISC is providing independent sales representatives the ability to create a business with a recurring revenue stream (as sales representatives customers use the products, they will require more)

✓	Convenience. Through the website, Global Ink will be able to supply generic printer cartridges and accessories to the buyer in a convenient way.

✓	Buyers will not need not travel to fixed locations during limited hours to purchase items. The website will enable them to browse, order, and purchase 24 hours a day and 7 days a week.

✓
Customer Service. On the website, GISC plans to have links labeled as “Customer Service” or “Questions about this Product?” where buyers can e-mail any question that they may have. GISC plans to readily respond to the questions via e-mail and if necessary follow-up with a telephone call. As the business develops GISC will be required to hire additional personal to ensure quick response to customers. If GISC is unable top provide quality customer service it would materially impair the growth of the business.

GISC believes it will have an advantage with the current competition by developing effective relationships with its clientele. Management believes this can be accomplished by combining the above benefits with consistently quality customer service. However, competitors may prove to be too dominating and prevent Global Ink from ever establishing these relationships, as Global Ink is currently a development stage business with no proven track record.

Potential investors should realize that as of the date of this Prospectus, GISC is currently in the process of developing the Internet website and at this time it is not fully operational.

Even if GISC is successful in developing and ultimately launching its proposed website (www.globalinksupply.com), its future success will be dependent on several critical factors including, but not limited to, successfully raising of capital, market acceptance, and management’s continued focus on the development of the business. Furthermore, GISC cannot assure investors that it will be able to overcome the risks described within this Registration Statement to meet the goal of its strategic business plan. (See Risk Factors, beginning on page 8.)

Once the website is fully operational, GISC plans to obtain a small amount of inventory for the cartridges and accessories displayed on the website. In order to do so the Company will have to apply for credit status with the suppliers of the generic printer cartridges and accessories. At this time no credit status application has been filed with any supplier. Management believes that once the website is operational, suppliers will be willing to provide credit status to GISC; however, there can be no assurance or guarantee that this will be the case.

If GISC is successfully in obtaining inventory, commercial space will be required to store the products (see “Description of Property below.) GISC plans to provide various options for shipping the product to customers including FEDEX and the traditional Postal Service. Global Ink anticipates passing the cost of shipping directly to the customer.

GISC believes by providing a broad selection of quality products along with detailed information about the products through its proposed website, it will be able to compete within the growing marketplace for generic printer cartridges and accessories.

Current Market Conditions

Management believes that the Internet as a medium for conducting business will continue to grow and will have a positive impact on its offerings. Management believes that the significant growth of companies already selling cartridges and accessories is a strong indication of the current and future demand. However, There can be no assurance that the Company is correct in its diagnosis of the future market of generic printer cartridges and accessories and as such each potential investor should conduct his/her own research of this marketplace.

Employees

GISC has no employees. Presently, David Wolstenholme, officer/director, plans to devote approximately a minimum of 12 -15 hours per month, on the business.

Competition

The generic printer cartridge and accessory market is extremely competitive as shown with the number of online vendors. However, the majority of these vendors are not focused on the bulk wholesale market and the business model with independent sales agents but rather the retail business selling “one cartridge at a time”. This large number of vendors is what makes GISC’s opportunity significant. Management believes that by providing bulk product through its proposed website providing a high quality, user friendly environment, where buyers will be comfortable in purchasing generic printer cartridges. Management believes this approach will enable the Company differentiate itself from the current competition and grow quickly. However, GISC currently has not fully developed its website and there can be no assurance that the Company will be able to develop a website to which buyers will be receptive to its proposed business platform.

In addition, there are companies that are already well established and have greater financial resources than those of GISC such as the current “name brand” cartridge providers (Epson, Canon, etc.). GISC would likely not be able to compete with either of these companies if they dropped their price significantly or develop some technology to prevent the use of generic printer cartridges. Also, additional start-up companies may exist seeking to capitalize within the same marketplace that GISC anticipates profiting from, which would present additional competition to the Company that it may not be able to overcome, resulting in failure of the business plan.

In the ink supply marketplace, GISC will be in direct competition on the provisioning of cartridges and printing supplies with established companies such as: www.wholesale-suppliers.net, www.MonsterMarketplace.com, www.nextag.com, www.AsianProducts.com and BizRate.com all of which have established websites that specialize in the distribution of printer cartridges and accessories. Although the market is highly competitive, management believes if it is able to maintain its current focus and successfully develop its proposed business platform as described herein it will able to compete effectively and eventually become a profitable company. Management cannot provide investors any assurance or guarantee that it will ever be successful in developing its business or become profitable in the future.

The information within this registration statement focuses primarily on details regarding toner and ink cartridges and not on the industry as a whole in which GISC plans to operate. Potential investors should conduct their own separate investigation of the marketplace in order to obtain a broader insight in assessing GISC’s future business prospects. For example, a potential investor may want to view websites of the competitors listed above.

Patents

Global Ink Supply Company holds no patents.

Government Regulation

Government approval is not necessary for our business, and it is anticipated that government regulations will have little or no effect on GISC’s proposed business.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with GISC’s audited financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

Company Overview

GISC was organized on November 4, 2004 and has not yet commenced any significant revenue-generating operations. Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever be listed or quoted in the future or ever have a market develop for its common stock.

Plan of Operations - General

Our plan of operations is to sell generic printer cartridges and accessories to businesses and individual consumers through our website at www.globalinksupply.com.

As of August 31, 2006 GISC had $ 17,707 of cash on hand and available for expenses. Management believes this amount will satisfy the cash requirements of GISC for the next twelve months or until such a time additional proceeds are raised. GISC plans to satisfy our future cash requirements by additional equity financing. This will be in the form of private placements of common stock. There is no additional offering in the works at present. There can be no assurance that GISC will be successful in raising additional equity financing, and, thus, be able to satisfy our future cash requirements, which primarily consist of working capital directed towards the development of the website and marketing campaigns, as well as legal and accounting fees. GISC depends upon capital to be derived from future financing activities such as subsequent offerings of our stock. There can be no assurance that GISC will be successful in raising the capital the company requires. Management believes that if subsequent private placements are successful, GISC will be able to generate revenue from online sales of generic printer cartridges and accessories and achieve liquidity within the following twelve to fourteen months thereof. However, investors should be aware that this is based upon speculation and there can be no assurance that the Company will ever be able reach a level of profitability.

As of the date of this registration statement GISC has generated only one (1) sale resulting in a net profit of approximately $2,000, it has not generated any other revenue through its proposed business. All additional proceeds received by GISC were a result of the sale of its common stock.

GISC does not anticipate any significant research of any products. The Company does not expect the purchase or sale of plant or any significant equipment, and GISC does not anticipate any change in the number of employees. GISC has no current material commitments.

GISC has no current plans, preliminary or otherwise, to merge with any other entity.

GISC is still considered to be a development stage company, with no significant revenue, and GISC will be dependent upon the raising of additional capital through placement of our common stock in order to continue with the business plan. There can be no assurance that GISC will be successful in raising the capital it requires through the sale of our common stock in order to continue as a going concern.

Management anticipates the following steps and related expenses within the next twelve months:

1.) Complete the development of the website. Management has estimated the time frame to accomplish this to be the First or Second Quarter of 2007 and cost approximately $3,000 -$5,000.

2.) In addition, GISC plans to allocate approximately $1,500 towards the initial phases of the marketing plan described herein.

3.) GISC has allocated $11,000 towards administrative expenses, which the Company plans to direct towards: Any deficiencies, if any, in the estimated expenses anticipated for completion of this registration statement and the completion of the website as described herein. Any additional funds allocated as administrative expenses will be designated as working capital and used for miscellaneous corporate expenses including but not limited to office supplies and postage.

The specific steps anticipated over the next twelve months involve continuing to develop the website by adding product lines to the site. The product line will represent major manufacturers of generic printer cartridges, including but not limited those cartridges that work on Epson, Canon and other manufacturer’s printers. The cartridges represented from each product line will include specific cartridges for the specific manufacturers GISC hopes to accomplish this by the end of the fourth quarter of 2007.

Each of the product lines will display specific cartridges and accessories. GISC plans to provide the following links with each specific product:

1.)	Comparative cartridges - other cartridges/colors that may suit the customers needs; and
2.)	Accessories - Provide the customer with additional printing accessory options.

If and when the website is completed, over the subsequent twelve months, GISC plans to allocate proceeds towards it marketing campaign directed specifically at building traffic “potential buyers” to its website. For this purpose management anticipates employing a third party who specializes in increasing web traffic to websites, such as PerfectTraffic.com, WebSiteTraffic.com and/or HitWise.com. Management anticipates the cost for such a service who can guarantee visitors to its website will cost approximately $ 200.00 per month for every 50,000 visitors. However, even if GISC is successful in developing its proposed website and contracting a third party to increase web traffic there can be no guarantee or assurance that individuals will buy any of the products listed on GISC’s website.

Additionally, management plans to develop a Company presentation after the website has been developed and is functional and contact various venture capitalists, private investment company(s), and other financial institutions. The second round of financing would be required after GISC has fully developed its proposed website and has begun initial operations and is generating revenue. GISC currently estimates that its proposed website will be fully operational by the end of the first quarter of 2007.

As GISC expands its business, it will likely incur losses. Management plans on funding these losses through revenues generated through its proposed website. If GISC is unable to satisfy its capital requirements through its revenue production or if the Company is unable to raise additional capital through the sale of its common stock it may have to borrow funds in order to sustain its business. There can be no assurance or guarantee given that GISC will be able to borrow funds because it is a new business and the future success of the Company is highly speculative.

Although management believes the above timeframes for the related business steps are conservative and can likely be accomplished by GISC, potential investors should be aware that several unforeseen or unanticipated delays may impede GISC from accomplishing the above-described steps such as:

✓	Problems may arise during the development of the Internet website with the programming and testing that management cannot overcome, creating a time delay and additional costs;

✓	GISC may find that potential financiers are unreceptive to its business plan and provide no options to raise the additional capital required to funds its marketing campaign.

If either of these events should occur GISC would not be able to continue as a going concern and investors would lose all of their investment. In addition to the above factors investors should carefully read the Risk Factors described herein beginning on page 8.

In the event additional funds are secured by GISC there is no guarantee that the proposed marketing strategy will be effective in accomplishing the goals GISC has set. This may force management to redirect its efforts and create the need for additional time, money, and resources, of which, GISC may not be successful in providing.

At this time, management does not plan to commit any of their own funds towards the company’s development. If and when this changes, management will file the appropriate disclosures in a timely manner.

DESCRIPTION OF PROPERTY

GISC’s principle address is 346 East 8th Street, North Vancouver BC V7L1Z3 Canada. Mr. Wolstenholme, Officer/Director, is currently providing his home office for GISC’s office and mailing address. Mr. Wolstenholme plans to continue to contribute this office space at no cost to the Company until such a time that the Company begins operations. The telephone number is 604-990-9924.

GISC believes the property arrangement satisfies the Company’s current needs and will be adequate up to the point that GISC begins operations, which is currently estimated to be at the end of the second quarter of 2006 at which point it may be required to rent or lease commercial property that is capable of providing adequate storage and office space. Management anticipates rent on a per month basis for adequate commercial space will cost GISC approximately $1,500. This estimate is based upon local commercial spaces with approximately 2,000 -3,000 square feet of storage capability and 500 to 1,000 square feet of office space. However, management plans to continue to utilize Mr. Wolstenholme’s home office until that space is no longer adequate. At this time no commercial property has been secured by GISC and there can be no assurance that an adequate space will be found by GISC when needed; or if adequate space can be found at the price currently estimated by management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

February 28, 2005 5,000,000 shares of common stock were issued to David Wolstenholme, Officer/Director, at a price of $0.0008 per share. Mr. Wolstenholme’s common shares are deemed “restricted” according to Rule 144.

June 28, 2005, 2,100,000 common shares were issued to six (6) individual shareholders paying consideration of $0.008 per share. Each of these individual shareholders is registering all of their holdings of GISC’s common stock within this Registration Statement.

Related Party Transactions

Currently, there are no contemplated transactions that GISC may enter into with our officer, director or affiliates. If any such transactions are contemplated we will file such disclosure in a timely manner with the SEC on the proper form making such transaction available for the public to view.

GISC has no formal written employment agreement or other contracts with our current officer, and there is no assurance that the services to be provided by him will be available for any specific length of time in the future. David Wolstenholme anticipates initially devoting at a minimum of twelve to fifteen hours per month of their available time to GISC’s affairs. If and when the business operations increase and a more extensive time commitment is needed, David Wolstenholme is prepared to devote more time to GISC’s affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined, if and when, such arrangements become necessary.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for GISC’s Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

David Wolstenholme, officer and director, currently owns 5,000,000 shares of common stock. The shares were issued in February 2005 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 5,000,000 Rule 144 shares on this Registration Statement. February of 2006, the 5,000,000 Rule 144 shares purchased by Mr. Wolstenholme will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by either Mr. Wolstenholme will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h).

Holders

As of the date of this registration statement, there were a total of seven (7) active stockholders, including the officer and director.

Dividends

GISC has not paid any dividends to date, and has no plans to do so in the foreseeable future.

EXECUTIVE COMPENSATION

GISC has made no provisions for cash compensation or for non-cash compensation to our officers and directors. No salaries are being paid at the present time, and will not be paid unless, and until, there is available cash flow being generated from operations to pay salary. There have been no grants of options or SAR grants given to any of our executive officers for the life of GISC.

GISC does not presently have a stock option plan. However, in the future, GISC may develop an incentive based stock option plan for our officers and directors and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

GISC has had no disagreements with its accountants, and has no further financial disclosure other than the financial statements included herein.

Global Ink Supply Company
(A Development Stage Enterprise)

FINANCIAL STATEMENTS

MAY 31, 2006
MAY 31, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Global Ink Supply Company
Las Vegas, Nevada

We have audited the accompanying balance sheets of Global Ink Supply Company (A Development Stage Enterprise) as of May 31, 2006 and 2006 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and the period November 4, 2004 (inception) through May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Ink Supply Company (A Development Stage Enterprise) as of May 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended and the period November 4, 2004 (inception) through May 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

August 31, 2006
Las Vegas, Nevada

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)

BALANCE SHEETS

	May 31, 2006	May 31, 2005

ASSETS

CURRENT ASSETS
Cash	$17,808	$4,444
Inventory	-	7,556

TOTAL ASSETS	$17,808	$12,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,101	$1,200
Related party advances	-	8,000

Total Liabilities	1,101	9,200

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 4)
Authorized
25,000,000 shares of common stock, $0.0001 par value,
Issued and outstanding
7,100,000 shares at May 31, 2006 and 5,000,000 shares at May 31, 2005	710	500
Additional paid-in capital	20,090	3,500
Accumulated deficit during the development stage	(4,093)	(1,200)

Total Stockholders’ equity	16,707	2,800

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,808	$12,000

The accompanying notes are an integral part of these financial statements

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)
STATEMENTS OF OPERATIONS
MAY 31, 2006 and MAY 31, 2005

	Year ended May 31, 2006	November 4, 2004 (inception) to May 31, 2005		November 4, 2004 (inception) to May 31, 2006

REVENUES	$9,216		$-	$9,216

COST OF GOODS	7,556		-	7,556
Gross Profit	$1,660		$-	$1,660

SELLING AND ADMINISTRATIVE EXPENSES

General and administrative	$4,553		$1,200	$5,753

NET LOSS	$(2,893)	$	(1,200)	$(4,093)

BASIC NET LOSS PER SHARE	$(0.00)		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	7,100,000		5,281,370

The accompanying notes are an integral part of these financial statements

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM NOVEMBER 4, 2004 (INCEPTION) TO MAY 31, 2006

	Common Stock		Additional	Deficit Accumulated During the
	Number of		Paid-in	Development
	shares	Amount	Capital	Stage	Total

Balance, November 4, 2004	-	$-	$-	$-	$-

Common stock issued for cash at $0.0008 per share
February 28, 2005	5,000,000	500	3,500	-	4,000

Net loss for the period	-	-	-	(1,200)	(1,200)

Balance, May 31, 2005	5,000,000	500	3,500	(1,200)	2,800

Common stock issued for cash at $0.008 per share
June 28, 2005	2,100,000	210	16,590	-	16,800

Net profit for the period	-	-	-	(2,893)	(2,893)

Balance, May 31, 2006	7,100,000	$710	$20,090	$(4,093)	$16,707

The accompanying notes are an integral part of these financial statements

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

	Year ended May 31, 2006	November 4, 2004 (inception) to May 31, 2005	November 4, 2004 (inception) to May 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$(2,893)	$(1,200)	$(4,093)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory	7,556	(7,556)	-
Accounts payable and accrued liabilities	(99)	1,200	1,101

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	4,564	(7,556)	(2,992)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	16,800	4,000	20,800
Related party advances	(8,000)	8,000	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,800	12,000	20,800

NET INCREASE IN CASH	13,364	4,444	17,808

CASH, BEGINNING OF PERIOD	4,444	-	-

CASH, END OF PERIOD	$17,808	$4,444	$17,808

Supplemental cash flow information:

Cash paid for:
Interest	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Global Ink Supply Company (the “Company”) is in the initial development stage and has incurred losses since inception totalling $4,093. The Company was incorporated on November 4, 2004 in the State of Delaware. The Company’s fiscal year end is May 31. The Company is a Development Stage Enterprise that plans to sell generic printer cartridges and other consumables directly to the commercial marketplace and to an Internet based reseller network. To date the Company has had limited business operations.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders’ shares and a Private Placement Offering for 7,000,000 shares at $.008 per share. As of May 31, 2006, the Company had sold 7,100,000 shares and had received $20,800 in proceeds from the sale of the Company’s common stock of which 5,000,000 Founders’ shares were issued at $.0008 per share for net proceeds of $4,000 and 2,100,000 shares were issued at $.008 per share for net proceeds of $16,800 pursuant to the Private Placement Offering Memorandum.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As of May 31, 2006, the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Net Loss per Share
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive losses per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations.

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20 and FASB Statement No. 3” (“SFAS No. 154”).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  APB Opinion No. 20 “Accounting Changes,” previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  This statement is effective for our Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

In November 2005, the FASB issued FASB Staff Position FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (“FSP 115-1”), which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other-than-temporary, and on measuring such impairment loss. FSP 115-1 also includes accounting considerations subsequent to the recognition of an other-than temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 is required to be applied to reporting periods beginning after December 15, 2005. We do not expect the adoption of FSP 115-1 will have a material impact on our financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an Amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders’ election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an Amendment of FASB Statement No. 140” (“SFAS No. 156”). SFAS No. 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for all transactions in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 156 will have a material impact on our financial condition or results of operations.

In July 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.
.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

GLOBAL INK SUPPLY COMPANY
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2006

NOTE 4 - CAPITAL STOCK

The Company’s capitalization is 25,000,000 common shares with a par value of $0.0001 per share. No preferred shares have been authorized or issued.

As of May 31, 2006, the Company has not granted any stock options and has not recorded any stock-based compensation.

During the period ended May 31, 2005, a director purchased 5,000,000 shares of common stock in the Company at $0.0008 per share with proceeds to the Company totalling $4,000.

On February 22, 2005, the Company authorized a Private Placement Offering to sell up to 7,000,000 shares at $0.008 per share. During June and July of 2005 the total amount raised in this financing was $16,800. As of May 31, 2006, the Company had sold 2,100,000 shares and had received $16,800 in proceeds from the sale of the Company’s common stock.

NOTE 5 - RELATED PARTY TRANSACTIONS

On May 16, 2005, a director of Global Ink Supply Co. advanced the Company $8,000. The amounts payable are unsecured and non-interest bearing with no set terms of repayment. The amount was repaid in full on December 30, 2005.

NOTE 6 - INCOME TAXES

The Company accounts for its income taxes in accordance with FASB No. 109, “Accounting for Income Taxes.” As of May 31, 2006, the Company had net operating loss carry forwards of approximately $4,093 that may be available to reduce future years’ taxable income and will expire commencing in 2015. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Company's Articles of Incorporation and By-Laws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in the Company's best interest. No officer or director may be may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, the Company must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Delaware law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by the Company's officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of the Company's legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the court's decision.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions, and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
- Legal/Accounting	$8,500
- Postage/Printing	1,000
- SEC Filing Fees	1,500

Total	$11,000

Note: All expenses are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of common stock by the Registrant, which sales were not registered under the Securities Act of 1933.

Dave Wolstenholme, officer and director, currently owns 5,000,000 shares. The shares were purchased in February of 2005 and are deemed restricted securities pursuant to Rule 144. The Company is not registering any of the 5,000,000 Rule 144 shares on this Registration Statement. In February 2007, the 4,000,000 Rule 144 shares purchased by Mr. Wolstenholme will be eligible for sale pursuant to Rule 144(d)(1) and Rule 144(e)(1). However, the amount of shares that may be sold by Mr. Wolstenholme will be limited to the amount of securities sold, together with all the sales of restricted and other sold common stock within the previous three months which shall not exceed the greater (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the Company, or (ii) if and when a market develops the average weekly reported volume of trading of the Common Stock on all national securities exchanges and quotation systems during the four calendar weeks preceding the filing notice required under Rule 144(h). The foregoing purchase and sale was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

In June 2005, pursuant to an offering, the Company authorized the sale and issuance of 2,100,000 shares of its common stock. These shares were issued under Regulation S promulgated under the Securities Act of 1933 to a total of six (6) private non-affiliated shareholders at an issuance price of $0.008 per share. At the time these shares were purchased none of the six (6) shareholders were an affiliated shareholder, as none owned in excess of ten percent of the issued and outstanding shares of the Company, and none were officers, directors, or control persons of the Company.

All of the above investors are normally resident outside of the United States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Boulder Creek, any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign (Canada) directed offering to residents thereof and in accordance with the rules and regulations of the B.C. Securities Commission.

INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Number	Exhibit Name	Location
3(i)	Certificate of Incorporation	Exhibit 3(i)
3(ii)	Certificate of Incorporation Amendment	Exhibit 3(ii)
3 (iii)	By-Laws	Exhibit 3 (iii)
5	Opinion re: Legality	Exhibit 5
11	Statement re: earnings per share	See Financials Herein
23.1	Consents of Experts and Counsel	Exhibit 23.1

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned registrant undertakes:

1)  To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

a.  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

c.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Vancouver, Providence of British Columbia, Canada on September 19, 2006.

Global Ink Supply Company.

/s/ Dave Wolstenholme
Dave Wolstenholme
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Dave Wolstenholme
Dave Wolstenholme
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer